UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2009

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

    On August 11, 2009, Great Southern Bancorp, Inc. (the Company) determined that, in accordance with FAS 141(R), an additional gain of $1.0 million (pre-tax) related to the March 20, 2009, FDIC-assisted acquisition of TeamBank N.A. should be retrospectively reported in the first quarter of 2009. Based on analysis of second quarter 2009 results, the Company determined that $1.0 million in income, which had been included in the Company’s second quarter 2009 preliminary earnings release dated July 23, 2009, should be properly recorded in income for the quarter ended March 31, 2009. Per the FDIC-assisted acquisition agreement, certain subsidiaries of the acquired bank were also acquired at book value and the assets and liabilities were recorded at their estimated fair values. With the dissolution of these subsidiaries, it was subsequently determined that adjustments to the fair value estimates of the acquired assets and liabilities were necessary.

    As a result of this determination, the Company’s second quarter preliminary earnings release dated July 23, 2009, furnished under a Current Report on Form 8-K on July 28, 2009, should no longer be relied upon for second quarter financial results. Investors should refer to the Company’s Quarterly Report on Form 10-Q for the second quarter 2009 filed on August 13, 2009.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date August 13, 2009	By:	/s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer